Exhibit 10.2

Amendment No. 3 to Lois K. Zabrocky’s Employment Agreement

This Amendment No. 3 (the “Amendment”), dated as of November 7, 2016 (the “Effective Date”), is between Overseas Shipholding Group, Inc. (the “Company”) and Lois K. Zabrocky (the “Executive”) and approved by International Seaways, Inc. (“INSW”).

WHEREAS, the Company and the Executive have entered into an employment agreement, dated September 29, 2014 and as amended as of March 30, 2016 and August 3, 2016 (the “Employment Agreement”).

WHEREAS, the Company and the Executive wish to amend the Employment Agreement in accordance with Section 13(c) thereof.

WHEREAS, in connection with and immediately following the consummation of the transactions (the “Closing”) contemplated by the Separation and Distribution Agreement between the Company and INSW, expected to be entered into in connection with the separation of INSW from OSG on terms and conditions agreed to by INSW and OSG, the Employment Agreement will be assigned to INSW (the “Assignment”).

WHEREAS, pursuant to Section 13(g) of the Employment Agreement, following the Assignment, references to “the Company” in the Employment Agreement shall be a reference to INSW.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, conditioned and effective upon the occurrence of the Closing and the Assignment, the parties agree as follows:

1.	The first “Whereas” clause in the Employment Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, the Company and the Executive mutually desire that the Executive serve as President and Chief Executive Officer (“CEO”) of the Company on the terms and conditions set forth herein.

2.	Section 1(a) is hereby amended by replacing “Senior Vice President of the Company and President of the International Flag SBU” with “President and CEO of the Company”

3.	Section 2 is hereby deleted in its entirety and replaced with the following:

2. The Executive shall serve pursuant to the terms of the Agreement, as such may be in effect from time to time, commencing on September 29, 2014 (the “Effective Date”) and shall continue until terminated (such period, the “Term”) upon her “Separation from Service” with the Company in connection with any of the events described in Section 4 hereof.

4.	Notwithstanding anything to the contrary herein or in the Employment Agreement, for any transition period during which the Executive remains employed by INSW between the Closing and the date upon which INSW implements or makes available (i) a health and welfare plan for the benefit of its employees, the Executive agrees to make a timely election under COBRA to continue participation in the Company’s health and welfare plan and INSW will reimburse the Executive for the employer portion of the applicable premium (based upon the portion of the premiums paid by the Company on behalf of its employees who participate in the plan); and (ii) life and disability insurance benefits, the Company shall provide the Executive with substantially equivalent life and disability insurance benefits, at no greater out of pocket cost to the Executive, to those to which the Executive was entitled as of immediately prior to the Closing.

5.	Except as provided herein, the terms and conditions of the Employment Agreement shall remain in full force and effect and shall be binding on INSW in the same manner and to the same extent as on the Company if no assignment to INSW had taken place.

6.	This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Employment Agreement as of the date first written above.

Lois K. Zabrocky

/s/ Lois K. Zabrocky

Overseas Shipholding Group, Inc.

/s/ Douglas D. Wheat
Name: Douglas D. Wheat
Title: Chairman of the Board

International Seaways, Inc.

/s/ Ian T. Blackley
Name: Ian T. Blackley
Title: Senior Vice President, Director and Authorized Officer

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